SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934


Filed by the Registrant  [x]      Filed by Party other than the Registrant [  ]

[x]   Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Under Rule 14a-12

                            BREK ENERGY CORPORATION.
--------------------------------------------------------------------------------
                (Name of Registrant as specified in its charter)

Payment of Filing Fee (Check the appropriate box):

[x]   No fee required.
[ ] Fee computed on table below per Exchange Act Rule 14a-6(i)(1) and 0-11.

1.   Title of each class of securities to which transaction applied:

2.   Aggregate number of securities to which transaction applies:

3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): _____________________

4.   Proposed maximum aggregate value of transaction:

5.   Total fee paid: _______________________________________

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1.   Amount previously paid: _______________________________

     2.   Form, Schedule or Registration Statement No.: __________

     3.   Filing Party: _________________________________________

     4.   Date Filed: ___________________________________________

                            BREK ENERGY CORPORATION.
                         19th Floor, 80 Gloucester Road
                             Wanchai, Hong Kong, SAR
                                 (852) 2289-9581


Dear Stockholder:

     We invite you to attend the annual meeting of stockholders on June 5, 2002 at Pacific Place Conference Centre, Fuji Room, 88 Queensway, Hong Kong, SAR. The meeting will begin promptly at 10:00 a.m. At the annual meeting, you will be asked:

     1. to elect seven directors to serve until the next annual meeting of stockholders and until their successors have been elected and qualify;

     2. to ratify the appointment of Deloitte Touche Tohmatsu to serve as independent public accountants for the 2002 fiscal year;

     3. to approve the amendment of Brek Energy's Articles of Incorporation to increase the number of authorized shares of Brek Energy common stock;

     4. to approve the amendment of Brek Energy's Articles of Incorporation to authorize the issuance of preferred stock;

     5. to approve the issuance of a number of shares of Brek Energy's common stock greater than 20% of the number of shares currently outstanding in exchange for common shares of Gasco Energy, Inc., some of which are owned by a director of Brek Energy; and

     6. to approve such other matters as may properly come before the annual meeting or any adjournment of the annual meeting.

     The accompanying formal notice of the meeting and proxy statement describe more fully the matters to be presented at the annual meeting. The board of directors recommends that you vote in favor of the specific proposals set forth above.

     Whether or not you expect to be present at the meeting, it is important that you complete, sign and date the enclosed proxy card as promptly as possible and return it in the enclosed envelope. This will ensure a quorum at the meeting and avoid additional expense to Brek Energy for further solicitation. In the event you are able to attend the meeting, you may revoke your proxy and vote your shares in person.


Ian Robinson
Chairman of the Board of Directors
May 5, 2002

Hong Kong, SAR

                            BREK ENERGY CORPORATION.
                         19th Floor, 80 Gloucester Road
                             Wanchai, Hong Kong, SAR
                                 (852) 2289-9581


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 5, 2002

To the Stockholders of Brek Energy Corporation.:

        Time:           10:00 a.m.

        Date:           June 5, 2002

        Place: Pacific Place Conference Centre, Fuji Room, 88 Queensway, Hong Kong, SAR

        Purpose: to elect seven directors to serve until the next annual meeting of stockholders and until their successors have been elected and qualify;

                        to ratify the appointment of Deloitte Touche Tohmatsu to serve as independent public accountants for the 2002 fiscal year;

                        to approve the amendment of Brek Energy's Articles of Incorporation to increase the number of authorized shares of Brek Energy common stock;

                        to approve the amendment of Brek Energy's Articles of Incorporation to authorize the issuance of preferred stock;

                        to approve the issuance of a number of shares of Brek Energy's common stock greater than 20% of the number of shares currently outstanding in exchange for common shares of Gasco Energy, Inc., some of which are owned by a director of Brek Energy; and

                        to approve such other matters as may properly come before the annual meeting or any adjournment of the annual meeting.

     All stockholders are cordially invited to attend the meeting, but only stockholders of record on April 30, 2002 are entitled to notice of and to vote at the meeting.

     Whether or not you expect to be present at the meeting, it is important that you complete, sign and date the enclosed proxy card and return it in the enclosed envelope as promptly as possible. This will ensure a quorum at the meeting and avoid additional expense to Brek Energy for further solicitation. In the event you are able to attend the meeting, you may revoke your proxy and vote your shares in person should you wish to do so.


BY ORDER OF THE BOARD OF DIRECTORS


Kenneth G.C. Telford
Secretary
May 5, 2002

Hong Kong, SAR

                             BREK ENERGY CORPORATION
                         19th Floor, 80 Gloucester Road
                             Wanchai, Hong Kong, SAR

--------------------------------------------------------------------------------

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

--------------------------------------------------------------------------------

           Approximate date proxy material first sent to stockholders:

                                   May 5, 2002

--------------------------------------------------------------------------------

                         Summary - Questions and Answers

Q:   Who may vote at the meeting?

A: Our stockholders, as recorded in our stock register on April 30, 2002, may vote at the meeting.

Q:   How can I vote at the meeting

     You may vote in person at the meeting or by proxy. We recommend you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting.

Q:   Who is soliciting my proxy?

A:   Our Board of directors is soliciting your proxy.

Q:   How do proxies work?

A: Giving us your proxy means you authorize us to vote your shares at the meeting in the manner you direct. You may vote for all, some, or none of our director candidates. You may also vote for or against the other proposals or abstain from voting.

     If you give us your proxy, but do not specify how to vote, we will vote your shares in favor of our director candidates and in favor of each of the other proposals.

Q:   How can I revoke a proxy?

A:   You may revoke your proxy before it is voted by:

     -    submitting a new proxy with a later date;

     - notifying Kenneth G.C. Telford, our Secretary, in writing before the meeting; or

     -    voting in person at the meeting.

Q:   How many shareholders need attend the meeting?

A: In order to carry on the business of the meeting, we must have a quorum. This means at least one-third of the outstanding shares of common stock must be represented at the meeting, either by proxy or in person. Broker non-votes count for purposes of a quorum. Broker non-votes occur when a broker returns a proxy but does not have authority to vote on a particular proposal.

Q:   What if my shares are held in the name of my broker?

A: Unless otherwise instructed by you, your broker will vote in favor of each director nominee, in favor of ratifying the auditors and in favor of increasing the amount of common stock authorized. As to the other proposals, your broker will vote your shares for you only if you instruct you broker how to vote for you. Your broker should mail information to you that will explain how to give it these instructions.

Q:   What stockholder approvals are needed to approve the proposals?

A:   Proposal 1 - Election of Directors

     For a nominee to be elected a director, a plurality of the votes cast at the election must be voted in favor of his election. Abstentions and broker non-votes will have no effect on the election of directors.

     Proposal 2 - Ratification of Auditors

     To ratify the appointment of Deloitte Touche Tohmatsu to serve as independent public accountants for the 2002 fiscal year, at least 10% of the shares of common stock present in person or represented by proxy must vote in favor of ratification.

     Proposals 3, and 4 - Amendments to Articles of Incorporation to increase the amount of authorized common stock and to authorize preferred stock

     To amend Brek Energy's Articles of Incorporation, at least a majority of the outstanding shares of common stock must vote in favor of amendment. Abstentions and broker non-votes will have the same effect as a vote against amendment.

     Proposal 5 - Approval to issue Brek Energy common shares in a number greater than 20% of the number currently outstanding in exchange for shares of Gasco Energy, Inc., some of which are owned by a director of Brek.

     To approve the issuance of Brek Energy common stock in exchange for those of Gasco Energy, Inc. a plurality of the votes cast at the election must be voted in favor of the proposal. Abstentions and broker non-votes will have no effect on the approval.

Q: Why does Brek want to increase its authorized common stock and add authorized preferred stock?

A: In order to give us more flexibility in raising capital and to provide shares to be issued under the shareholders' rights plan we recently adopted.

Q:   Does Brek have any current plans to issue any capital stock?

A: Except for the common stock we expect to issue in exchange for Gasco shares, we have no current plans to issue any capital stock.

Q:   Why is Brek proposing to exchange its shares for shares of Gasco?

A: In order to gain complete control of Gasco and to be able to consolidate its financial statements into ours.

Q:   Is Brek offering to exchange any Gasco shares that I own.

A: No. We have already entered into agreements with the Gasco stockholders who will be exchanging their Gasco shares for our shares.

Q:   Why am I being asked to vote on the exchange proposal?

A: Because Nasdaq rules require that we obtain shareholder approval for a transaction with an affiliate or that involves the issuance of more than 20% of our outstanding stock, and this proposal meets both tests.

Q:   Who is the affiliate involved?

A. Our director Marc Bruner. He plans to exchange 3,000,000 shares of Gasco stock for 8,250,000 shares of our stock.

Q:   Is the exchange fair to Brek?

A: We believe that it is, because the market price of Gasco was discounted by 25% in establishing the exchange ratio with our shares.

Q:   What does the Brek Board of directors recommend?

A: Our Board of directors recommends that our stockholders vote FOR each director candidate and FOR all other proposals.

Q:   If I have questions, who can I contact for answers?

A:   You should contact:   Brek Energy Investor Relations
                           Peter Forward, (888) 305-8233

         Security Ownership Of Certain Beneficial Owners And Management

     The following table and notes set forth as of the record date, the number of shares of Brek Energy's common stock beneficially owned by (i) each person who served as Brek Energy's Chief Executive Officer during the 2001 fiscal year,
(ii) the highest compensated executive officers who were serving as executive officers at the end of the 2001 fiscal year whose individual total cash compensation for the 2001 fiscal year exceeded US$100,000 (together with each person who served as Brek Energy's Chief Executive Officer during the 2001 fiscal year, the "named executive officers"), (iii) each director and nominee for director of Brek Energy, (iv) all executive officers and directors of Brek Energy as a group and (v) each person or group of persons known by Brek Energy to beneficially own more than five percent (5%) of the outstanding common stock. All information is taken from or based upon information provided by such persons to Brek Energy or available through public filings by the beneficial owner.

Name and Address of                   Number of Shares          Percentage
Beneficial Owner                    Beneficially Owned           Ownership
----------------                    ------------------           ---------
Gregory M. Pek                         1,782,500(3)                8.01%
Ravi K. Daswani                          485,461(3)                2.18%
Power Broadcasting Inc.                1,333,333(1)                5.99%
Douglas Moore                            391,667(2)                1.76%
Ian Robinson                             595,000(3)                2.67%
James Pratt                               95,000(3)                0.43%
Marc Bruner                               75,000(3)(8)             0.34%
Andrew Leitch                            100,000                   0.45%
Kenneth Telford                          300,000(4)                1.35%
Steve Corbin                              65,415(5)                0.29%
Barry Conn                                25,000(6)                0.11%

Executive Officers and
  Directors as a group                 3,915,043(7)               17.59%


(1)  Includes warrants to purchase 333,333 shares of common stock.

(2) Includes options to purchase 125,000 shares and warrants to purchase 66,667 shares of common stock.

(3)  Includes options to purchase 75,000 shares of common stock.

(4)  Includes options to purchase 200,000 shares

(5)  Includes options to purchase 50,000 shares of common stock.

(6)  Includes options to purchase 25,000 shares of common stock.

(7) Includes options to purchase 775,000 shares and warrants to purchase 66,667 shares of common stock.

(8) Does not include 8,250,000 shares of common stock that will be issued to Mr. Bruner if Proposal #5 described in this proxy statement is approved by our shareholders.

                       PROPOSAL #1 - ELECTION OF DIRECTORS

     Brek Energy's directors are to be elected at each annual meeting of stockholders. The [seven] nominees for election as directors at this meeting are set forth below. All are recommended by the board of directors of Brek Energy, and each is currently a director of Brek Energy:

                                  Gregory Pek
                                  Ravi Daswani
                                  Douglas Moore
                                  Ian Robinson
                                  James Pratt
                                  Marc Bruner
                                  Andrew Leitch

     The seven nominee-directors receiving a plurality of votes cast at the meeting will be elected as Brek Energy's directors to serve until the next annual meeting of stockholders and until their successors are elected and qualify.

     The board of directors unanimously recommends that stockholders vote for each nominee for the board of directors.

Directors And Executive Officers

     The following table sets forth certain information concerning the Directors and Executive Officers of Brek Energy:


Nominee                                  Principal Occupation                             Age
-------                                  --------------------                             ---
Gregory Pek                    Director, President and Chief Executive Officer
                               of Brek Energy                                              47

Kenneth G.C. Telford           Chief Financial Officer and Secretary of Brek
                               Energy                                                      52

Ravi Daswani                   Director of Brek Energy                                     35

Douglas Moore                  Director of Brek Energy and Chief Executive
                               Officer of Henderson Cyber Limited (listed on
                               the Growth Enterprise Market of the Stock
                               Exchange of Hong Kong)                                      44

Ian Robinson                   Chairman of the board of directors and
                               independent management consultant                           62

James Pratt                    Director of Brek Energy and Deputy-Chairman of
                               GSM Association                                             53

Nominee                                  Principal Occupation                             Age
-------                                  --------------------                             ---
Marc Bruner                    Director of Brek Energy and Chairman of the
                               Board of Gasco Energy, Inc.                                 52

Andrew Leitch                  Director of Brek Energy and Board member of
                               Kerry Packer Group Companies, Citicorp
                               Everbright China Fund Limited and Education
                               OnLine USA Inc.                                             58

     Mr. Gregory Pek, 47, was a co-founder of Brek Energy and has served on Brek Energy's board of directors since March 1999. He was appointed Chairman of the Board in June 2000, relinquishing the role of CEO and President, which he had held since March 1999. He resumed the position of President and CEO in October 2000, and resigned as Chairman in November 2000. From March 1994 to February 1999, Mr. Pek was an Executive Director of David Resources Company Limited and Kong Tai International Holdings Company Limited, and from 1998 to February 1999 he was a director of Singapore Hong Kong Properties Investment Limited. Prior to taking residence in Hong Kong, Mr. Pek was a director and officer of a number of public companies in Canada. Mr. Pek has broad business experience in manufacturing, marketing, finance, regulatory issues (in the United States, Canada, and Hong Kong), and acquisitions.

     Mr. Ken Telford, 52, has been Brek Energy's Chief Financial Officer and Secretary since June 2000. Mr. Telford is both a Chartered Accountant (Canada) and Certified Public Accountant (USA). Mr. Telford has been a partner in Sadovnick Telford + Skov, Chartered Accountants in Canada and Telford Sadovnick, PLLC, Certified Public Accountants in the United States since 1994. Mr. Telford was previously also an audit partner in the international accounting firm Touche Ross & Co. (now Deloitte & Touche LLP) as well as Chief Operating Officer and Chief Financial Officer of an automotive rental company. Mr. Telford has advised numerous companies, operating in both North America and the Asia Pacific region, on a broad range of financial and business matters including the financial management requirements of U.S. publicly listed companies.

     Mr. Ravi Daswani, 35, was a co-founder of Brek Energy and has served as the Chief Operating Officer and member of the board of directors since March 1999. Mr. Daswani retired as Chief Operating Officer of Brek Energy in August 2001 to pursue other business interests. From December 1997 to February 1999, Mr. Daswani was the Managing Director of Asia Internet Limited, a Hong Kong ISP and one of the reputable system integration companies in Hong Kong. During his tenure with Asia Internet, Mr. Daswani helped establish Sing Web Pte. Ltd., a Singapore based IPP. For more than three years before December 1997, he was the managing director of a wholesale and retail apparel business. He has established international operations trading in dry goods, consumer electronics, apparel, and internet services in Africa, Latin America, and Asia.

     Mr. Douglas Moore, 44, has been a member of the board of directors since October 1999. Since April 2000, Mr. Moore has been the Chief Executive Officer and executive director (elected May 25, 2001) of Henderson Cyber Limited, the high technology subsidiary of the Henderson Group, which consists of Henderson Land Development Company Limited and its subsidiaries. Mr. Moore is also the Head of Strategic Planning of Henderson Land. Mr. Moore is also a non-executive director of Blu Spa, a botanical beauty product company listed on the Growth Enterprise Market of the Stock Exchange of Hong Kong. From 1994 until April 2000 Mr. Moore was the head of the Hong Kong Market of Credit Suisse and a director of Credit Suisse Investment Advisory (Hong Kong) Limited. Prior to 1994 Mr. Moore practiced international and Canadian taxation law with the Hong Kong and Toronto offices of McMillan, Binch, a major Canadian law firm.

     Mr. Ian Robinson, 62, has served on Brek Energy's board of directors since February 2000 and was appointed Vice-Chairman of the Board on November 29, 2000 and Chairman in January 2001. Mr. Robinson has 45 years of experience as a professional accountant and was a Senior Partner with Ernst and Young, one of the largest international accounting firms until 1994. He has been based in Hong Kong since1980, from which he has serviced the Asian region, and has had experience in major countries around the world. Mr. Robinson has specialized in corporate rescue, restructuring, insolvency, investigation, business valuation and trouble shooting generally. He also holds a number of directorships including being a member of the Supervisory Board and member of the Executive Committee of the Hong Kong Housing Society.

     Mr. James Pratt, 53, was appointed to Brek Energy's board of directors in June 2000. Mr. Pratt is the Deputy Chairman of the GSM Association. Previously, from June 2000 to August 2001, Mr. Pratt was Managing Director of Asia Wireless, a division of Telstra International, Telstra Corporation of Australia where he oversaw all of Telstra Group's wireless operations and investments throughout the Asia Pacific Region. Mr. Pratt was Chief Executive Officer of Peoples Phone in Hong Kong from 1996 until 2000. Prior to this he was general manager of the telecommunications division of Mitsubishi Electric Australia. Mr. Pratt has more than 30 years of international management experience in the Asia Pacific telecommunications industry.

     Mr. Marc Bruner, 52, was appointed to Brek Energy's board of directors in July 2001. Mr. Bruner is Chairman of the Board of Gasco Energy, Inc., an oil and gas exploration company the stock of which is traded on the OTCBB. Brek Energy owns an interest in Gasco and is seeking stockholder approval to acquire (in part from Mr. Bruner) an even greater interest.in it. In 1998, Mr Bruner founded Pannonian Energy Inc., which merged with Gasco in 2001. Previously, from 1996 to 1998, Mr. Bruner was the founding Chairman of Ultra Petroleum, a natural gas company the stock of which is listed on the American Stock Exchange and the Toronto Stock Exchange. Mr. Bruner was a founder in 1998 of Pennaco Energy, Inc., a coal bed methane company, and in 1996 of RIS Resources International, a natural gas company.

     Mr. Andrew Leitch, 58, was appointed to Brek Energy's board of directors in April 2002. Mr. Leitch is both a Chartered Accountant (Canada) and a Certified Public Accountant (USA). He has an international and diversified career spanning some 25 years with Deloitte & Touche and has held senior executive positions in certain varied commercial enterprises. Mr. Leitch has 20 plus years of experience in international business. He worked as the Chief Operating Officer for Vapotronics Inc. in San Diego from 2000-2001. While Mr. Leitch was with Deloitte &

Touche, Hong Kong from 1994-2000, he was the Vice Chairman of the Management Committee (1997-2000) and Executive Partner of Corporate Finance (1994-1997). Mr. Leitch currently holds board positions in various Kerry Packer Group Companies, Citicorp Everbright China Fund Limited and Education OnLine USA Inc.

                      Committees of The Board Of Directors

     The Audit Committee

The Audit Committee consists of Ian Robinson, Douglas Moore and James Pratt. The Audit Committee is responsible for (i) reviewing the scope of and the fees for the annual audit, (ii) reviewing with the independent auditors the corporate accounting practices and policies, (iii) reviewing with the independent auditors their final report, and (iv) being available to the independent auditors during the year for consultation purposes. Each of the members of the Audit Committee is independent within the meaning of Rule 4200(a)(15) of the NASD listing standards.

     The Compensation Committee

Brek Energy established a Compensation Committee in February 2000. The Compensation Committee is responsible for (i) approving compensation of the Chief Executive Officer and (ii) granting stock options to employees. The Compensation Committee consists of Douglas Moore, James Pratt and Ian Robinson.

     The Nominating Committee

     Brek Energy does not have a nominating committee of the board of directors. The nominees for election as directors at the meeting were selected by the board of directors of Brek Energy.

                              Director Compensation

     Directors who are employees of Brek Energy receive no additional compensation for service on the board of directors or any committee of the board. Commencing April 1, 2001, Brek Energy began remunerating its directors who are not employees of Brek Energy HK$ 20,000 (approximately US$ 2,564) per quarter and the Chairman HK$35,000 (approximately US$ 4,487) per month. Eric Pinkney, who served as a director of Brek Energy from November 29, 2000 until June 25, 2001, received consulting fees of US$ 10,000 per month from December 2000 through February 2001. On October 31, 2001 all directors, except Douglas Moore, who had existing options and warrants rescinded those options and warrants and received 75,000 fully vested options exercisable at $0.40 until October 31, 2006. Douglas Moore rescinded his options and warrants and received 125,000 fully vested options exercisable at $0.40 until October 31, 2006. All Directors who had not previously been granted options received 75,000 options exercisable at $0.40 until October 31, 2006.

                      Meetings of the Board and Committees

     During 2001 the board held five meetings with the remaining board action taken by unanimous consent of the directors. Each of the Audit Committee and Compensation Committee held three meetings during 2001. During 2001, all incumbent directors attended 75% or more of the meetings of the board and the committees on which they served.

                           Summary Compensation Table

     The following summary compensation table sets forth the cash compensation earned for 2001, 2000 and 1999, by each named executive officer. Brek Energy paid no compensation to any employee in 1997 or 1998.

                                              Annual compensation                        Long term compensation
                                       ------------------------------------    --------------------------------------
                                                                                       Awards               Payouts
                                                                               ----------------------       -------
                                                                                             Share of
                                                                                              common
                                                                                 Restricted   stock
                                                               Other annual        stock     underlying        LTIP      All Other
Name and Principal Position   Year      Salary       Bonus     compensation       award(s)    options        Payouts  Compensation
---------------------------   ----      ------       -----     ------------       --------    -------        -------  ------------
Gregory Pek, CEO              2001     $218,710    $107,097     $ 15,484             --         75,000          --        --
                              2000      238,172          --           --             --        200,000          --        --
                              1999      167,742          --           --             --        100,000          --        --

Ravi Daswani, COO (1)         2001      154,839     109,677        4,473             --         75,000          --        --
                              2000      238,172          --           --             --        200,000          --        --
                              1999      167,742          --           --             --        100,000          --        --

Kenneth Telford, CFO          2001      259,994     117,419       13,005             --        200,000          --        --

                              2000      Did not          --           --             --        100,000          --        --
                                        exceed
                                        100,000

Steve Corbin, President,
First Ecom Systems
Limited                       2001      202,581      45,800        1,548             --         50,000          --        --


                              2000      Did not          --           --             --         30,000          --        --
                                         exceed
                                        100,000

                              1999      Did not          --           --             --         20,000          --        --
                                         exceed
                                        100,000

Barry Conn, Senior Vice
President, First Ecom
Systems Limited               2001      157,419          --        1,548             --         25,000          --        --

                              2000      Did not          --           --             --         20,000          --        --
                                         exceed
                                        100,000

----------
(1)  Resigned August 2001.

                              Employment Agreements

     We have employment agreements with Gregory Pek, our President and Chief Executive Officer, and Kenneth Telford, our Chief Financial Officer. These agreements were entered into in August 2001.They each provide for an aggregate monthly salary of HK $165,000 (approximately US$ 21,150) plus an additional month's salary per calendar year of service as a year-end payment. These agreements will terminate on August 31, 2002 unless we choose to extend their terms. If we do not choose to extend their terms, the agreements provide that we must pay a termination payment in August 2002 equal to three months' salary.

                        Option Grants In Last Fiscal Year

     The following table presents information concerning individual grants of options to purchase common stock made during the fiscal year ended December 31, 2001 to each of the named executive officers.

-------------------------------------------------------------------------------------------------------------------------------
Option grants in Fiscal year ended Dec. 31,2001
                                                                          Individual grants
-------------------------------------------------------------------------------------------------------------------------------
                                                                                                   Potential realizable value
                                                                                                   at assumed annual rates of
                                                                                                    Stock price appreciation
                                                                                                        for option term
                                                                                                 ------------------------------
                            Number of        Percent of
                            securities     Total options
                            underlying       granted to      Exercise                             Value at
                         options granted    employees in     of base      Market  Expiration     grant date
Name                           (1)          fiscal year   price ($/Sh)    price      Date           0%         5%         10%
-------------            ---------------   -------------  ------------    ------  ----------      -----      -----      ------
Gregory Pek, CEO               75,000          5.9%         $0.40          $0.41   31-Oct-06        750       9,246      19,523

Ravi Daswani (2)               75,000          5.9%          0.40           0.41   31-Oct-06        750       9,246      19,523

Ian Robinson                   75,000          5.9%          0.40           0.41   31-Oct-06        750       9,246      19,523

Douglas Moore                 125,000          9.8%          0.40           0.41   31-Oct-06      1,250      15,409      32,539

James Pratt                    75,000          5.9%          0.40           0.41   31-Oct-06        750       9,246      19,523

Marc Bruner                    75,000          5.9%          0.40           0.41   31-Oct-06        750       9,246      19,523

Ken Telford                   200,000         15.6%          0.40           0.41   31-Oct-06      2,000      24,655      52,062

Steve Corbin                   50,000          3.9%          0.40           0.41   31-Oct-06        500       6,164      13,015

Barry Conn                     25,000          2.0%          0.40           0.41   31-Oct-06        250       3,082       6,508


----------

(1) All of the options granted are fully vested and exercisable until October 31, 2006

(2)  Resigned August 2001.

      Aggregated Option Exercises In Last Fiscal Year and Fiscal Year End
                                 Option Values

     The following table sets forth the value of unexercised options to purchase common stock for each named executive officer on December 31, 2001. No options were exercised by the named executive officers during 2001.

                                                  Number of securities underlying      Value of Unexercised In-The
                                                   unexercised options at fiscal      -Money options at fiscal year
                          Shares                            year end(#)                       end (1) ($)
                        acquired on     value     -----------------------------------------------------------------
         Name          exercise (#)  realized ($)    Exercisable      Unexercisable  Exercisable      Unexercisable
Gregory Pek, CEO           0             0              75,000             0             $0             0
Ravi Daswani (2)           0             0              75,000             0              0             0
Ian Robinson               0             0              75,000             0              0             0
Douglas Moore              0             0             125,000             0              0             0
James Pratt                0             0              75,000             0              0             0
Marc Bruner                0             0              75,000             0              0             0
Ken Telford                0             0             200,000             0              0             0
Steve Corbin               0             0              50,000             0              0             0
Barry Conn                 0             0              25,000             0              0             0

----------
(1)  Based on a December 31, 2001 closing price of US$0.40 per share.

(2)  Resigned August 2001.

                            Report of Audit Committee

     The Audit Committee reviewed and discussed Brek Energy's audited financial statements as of and for the year ended December 31, 2001 with management, and discussed with Brek Energy's independent auditors at that time the matters required to be discussed by SAS 61. The Audit Committee also received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 and discussed with them their independence. Based upon the foregoing, the Audit Committee recommended to the board of directors that the audited financial statements be included in Brek Energy's 2001 Annual Report on Form 10-K.

     The Audit Committee

     Ian Robinson
     Douglas Moore
     James Pratt


             Compensation Committee Report on Executive Compensation

     Brek Energy offers compensation packages designed to attract and retain outstanding employees and to encourage and reward the achievement of corporate goals. Through broad-based employee ownership of Brek Energy's common stock, Brek Energy seeks to align employee financial interests with long-term stockholder value.

     Executive officers receive total compensation packages in line with their responsibilities and expertise. Brek Energy believes that the majority of an executive's compensation should be closely tied to overall performance of Brek Energy. Accordingly, base salaries for executive officers in most cases are relatively competitive, but are accompanied by significant stock option grants.

     Base Salaries.

     Salaries for Brek Energy's executive officers are based on the executive's contribution to Brek Energy's performance, level of responsibility, experience and breadth of knowledge. Base salaries for executive officers generally are designed to be competitive with those paid by competitors in the electronic commerce and internet industries. These base salaries are combined with stock option grants, so that a good portion of the executive's pay is tied to Brek Energy performance. Brek Energy did not utilize salary surveys for executive officers in 2001.

     Stock-Based Compensation.

Brek Energy seeks to align the long-term interests of its executive officers with those of its stockholders. As a result, each executive officer receives a significant stock option grant when he or she joins Brek Energy or is promoted to executive officer. Grant sizes are determined based on various subjective factors, primarily related to the individual's anticipated contributions to Brek Energy's success. Brek Energy intends to grant additional stock options to executive officers from time-to-time based on performance and potential.

     Replacement Option Grants

On October 31, 2001, the named executive officers set forth below rescinded options and warrants to purchase Brek Energy common stock, and Brek Energy reissued a like number of new options having five-year terms and exercise prices equal to the then-fair value of the stock (which were lower than the exercise prices of the options and warrants rescinded). The Compensation Committee felt replacing the options for the named executive officers set forth in the table below with options having a lower exercise price was warranted to provide the desirable long-term incentive to such named executive officers and to align their interests with those of the stockholders.


                                                                                                 Length (months) of
                                                       Number of           Exercise price of     option/warrant term
                                                    options/warrants         options/warrants    remaining at Date of
                                                       rescinded               rescinded             Replacement
                                                ----------------------   -------------------  ------------------------
                            Number      New
                            of new    exercise
Name                        options    price      Options     Warrants   Options    Warrants      Options   Warrants
----                        -------    -----      -------     --------   -------    --------      -------   --------
Gregory Pek, CEO            75,000      0.40      150,000          --      5.05         --          46         --
                                                   50,000          --      7.65         --          32         --

Ravi Daswani(1)             75,000      0.40      150,000          --      5.05         --          46         --
                                                   50,000          --      7.65         --          32         --

Ian Robinson                75,000      0.40       50,000      50,000      5.05       1.25          46         53

Douglas Moore              125,000      0.40      100,000      30,000      5.05       1.25          46         53

James Pratt                 75,000      0.40       50,000      30,000      5.05       1.25          46         53

Ken Telford                200,000      0.40      100,000      50,000      5.05       1.25          46         53

Steve Corbin                50,000      0.40       20,000      50,000      5.05       1.25          46         53
                                                   10,000                  7.65                     32

Barry Conn                  25,000      0.40       20,000      25,000      5.05       1.25          46         53

----------
(1)  Resigned August 2001.

     Chief Executive Officer Compensation.

     Mr. Pek received US$ 341,291 in cash compensation from Brek Energy during 2001. Mr. Pek's compensation was competitive with what may have been paid to an individual with similar responsibilities in a similar industry.

     Ongoing Review.

     The Compensation Committee will evaluate Brek Energy's compensation policies on an ongoing basis to determine whether they enable Brek Energy to attract, retain and motivate key personnel. To meet these objectives, Brek Energy may from time to time increase salaries, award additional stock options or provide other short- and long-term incentive compensation to executive officers.

     Section 162(m).

     Compensation payments in excess of US$ 1 million to the Chief Executive Officer or the other four most highly compensated executive officers are subject to a limitation on deductibility for Brek Energy under Section 162(m) of the Internal Revenue Code of 1986. Certain performance-based compensation is not subject to the limitation on deductibility. The Compensation Committee does not expect cash compensation in 2002 to its Chief Executive Officer or any other executive officer to be in excess of US$ 1 million. Brek Energy intends to maintain qualification of its 2001 and 1999 Stock Option Plans for the performance-based exception to the US$ 1 million limitation on deductibility of compensation payments.

                                          The Compensation Committee

                                          Ian Robinson
                                          Douglas Moore
                                          James Pratt

                             Stock Performance Graph

The following graph provides a comparison of the performance of Brek Energy's common stock for the 2001 year, against the performance of the Technology and NASDAQ indices during the same period. The Stock Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that First Ecom.com specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

 [THE FOLLOWING TABLE WAS REPRESENTED BY A LINE GRAPH IN THE PRINTED MATERIAL.]

                                Stock Price 2001

              Date              Brek            Nasdaq           IIX
              ----              ----            ------           ---
           05-Jan-01              1            2,407.65        263.73
           12-Jan-01              1            2,626.50        299.91
           19-Jan-01            1.38           2,770.38        320.10
           26-Jan-01            1.88           2,781.30        320.13
           02-Feb-01            1.69           2,660.50        289.72
           09-Feb-01            1.41           2,470.97        259.28
           16-Feb-01            1.13           2,425.38        255.71
           23-Feb-01            1.25           2,262.51        229.98
           02-Mar-01            1.19           2,117.63        206.94
           09-Mar-01            1.38           2,052.78        195.15
           16-Mar-01            1.06           1,890.91        179.65
           23-Mar-01            0.97           1,928.68        183.66
           30-Mar-01            0.81           1,840.26        167.47
           06-Apr-01            0.84           1,720.36        148.44
           13-Apr-01            0.94           1,961.43        181.97
           20-Apr-01            0.87           2,163.41        207.53
           27-Apr-01            1.08           2,075.68        192.74
           04-May-01            1.35           2,191.53        213.40
           11-May-01            1.04           2,107.43        199.12
           18-May-01            1.05           2,198.88        211.57
           25-May-01              1            2,251.03        217.46
           01-Jun-01            0.95           2,149.44        197.81
           08-Jun-01              1            2,215.10        196.84
           15-Jun-01            0.93           2,028.43        174.19
           22-Jun-01            0.87           2,034.84        175.52
           29-Jun-01            0.91           2,161.24        188.95
           06-Jul-01             0.8           2,004.16        171.23
           13-Jul-01            0.64           2,084.79        178.31
           20-Jul-01            0.49           2,029.07        166.13
           27-Jul-01            0.51           2,029.07        168.97
           03-Aug-01            0.45           2,066.33        172.50
           10-Aug-01            0.48           1,956.47        158.07
           17-Aug-01            0.39           1,867.01        144.21
           24-Aug-01            0.39           1,916.80        148.72
           31-Aug-01            0.35           1,805.43        133.65
           07-Sep-01            0.33           1,687.70        118.99
           17-Sep-01            0.34           1,579.55        112.14
           21-Sep-01            0.32           1,423.19        101.58
           28-Sep-01            0.33           1,498.80        102.32
           05-Oct-01            0.33           1,605.30        112.79
           12-Oct-01            0.44           1,703.40        126.78
           19-Oct-01            0.33           1,671.31        120.59
           26-Oct-01            0.44           1,768.96        131.00
           02-Nov-01            0.45           1,745.73        122.83
           09-Nov-01            0.62           1,828.48        139.02
           16-Nov-01            0.56           1,898.58        148.91
           23-Nov-01            0.46           1,903.20        147.49
           30-Nov-01            0.43           1,930.58        147.46
           07-Dec-01            0.44           2,021.26        152.21
           14-Dec-01            0.37           1,953.17        145.60
           21-Dec-01            0.37           1,945.83        143.89
           28-Dec-01            0.4            1,987.26        148.91

              PROPOSAL #2 - RATIFICATION OF APPOINTMENT OF AUDITORS

     The board of directors of Brek Energy has selected the firm of Deloitte Touche Tohmatsu to serve as its independent auditors for the year ended December 31, 2002. While the ratification of the selection of Deloitte Touche Tohmatsu as Brek Energy's independent public accountants is not required to be submitted for stockholder approval, the board has elected, as a matter of policy, to seek ratification of its selection by the affirmative vote of at least 10% of the shares represented and voting at the meeting. If the stockholders fail to ratify the selection of Deloitte Touche Tohmatsu, the board will reconsider the matter.

     Notwithstanding the ratification by the stockholders of the appointment of Deloitte Touche Tohmatsu, the board of directors may, if the circumstances dictate, appoint other independent accountants.

     The board of directors unanimously recommends that the stockholders vote for the ratification of Deloitte Touche Tohmatsu to serve as Brek Energy's independent auditors for the fiscal year ending December 31, 2002.

     Representatives of Deloitte Touche Tohmatsu will attend the annual meeting, will have the opportunity to make a statement should they wish to do so and will be available to respond to appropriate questions.

     Deloitte Touche Tohmatsu was confirmed as Brek Energy's independent accountants by the shareholders at the 2001 annual meeting held January 29, 2002. Deloitte Touch Tohmatsu expressed an unqualified opinion on Brek Energy's financial statements for the year ended December 31, 2001 and for the period from September 16,1998 (date of inception) to December 31, 2001 on March 11, 2002.

Audit Fees

     The aggregate fees paid to Deloitte Touche Tohmatsu for professional services rendered for the audit of our annual financial statements for the fiscal year ended December 31, 2001, and for the reviews of the financial statements included in our quarterly reports on Form 10-Q for that fiscal year, were US$ 80,000.

Financial Information System Design and Implementation Fees

     We did not pay any fees to Deloitte Touche Tohmatsu for financial information systems design and implementaion services for the fiscal year ended December 31, 2001.

All Other Fees

 In 2001, in addition to the fees for the audit services described under the caption "Audit Fees" above, we paid Deloitte Touche Tohmatsu US$19,500 for reviewing certain SEC filings and advising us regarding our accounting for certain transactions and US$ 21,800 for corporate income tax services. We also paid Deloitte & Touche, an affiliate of Deloitte Touche Tohmatsu, US$9,500 for performing a due diligence review of Gasco before we invested in it and $26,000 for performing a due diligence review of another company we considered acquiring.

                                   PROPOSAL #3
 AMEND ARTICLES OF INCORPORATION TO AUTHORIZE ADDITIONAL SHARES OF COMMON STOCK

     Brek Energy's Articles of Incorporation currently authorize the issuance of up to 300,000,000 shares of common stock. The board of directors has approved, subject to approval by Brek Energy's stockholders, an amendment to the Articles of Incorporation to increase the authorized number of shares of common stock to 500,000,000. The purpose of the proposed increase is to make additional shares of common stock available for issuance from time to time as and when the board of directors deems it advisable as well as shares to be issued under the Shareholders' Rights issued on March 20, 2002. The proposed increase is reflected in Article Three of the form of Amended and Restated Articles of Incorporation which is annexed to this proxy statement as Annex A.

     The additional shares of common stock, if so authorized, could be issued at the discretion of the board of directors without any further action by the stockholders, except as required by applicable law or regulation, in connection with acquisitions, future financings and other corporate purposes. The additional shares of common stock could also be used to permit a stock split or a stock dividend, or to render more difficult or prevent a merger, tender offer, proxy contest or other change in control of Brek Energy. Such shares will only be issued upon a determination by the Board of Directors that a proposed issuance is in the best interests of Brek Energy and its stockholders.

     Brek Energy's common shares do not have preemptive rights. No change in total stockholder equity would result from the proposed increase of the number of authorized shares of common stock; however, any future issuance of such additional shares of common stock could, depending on the circumstances, reduce total stockholder equity, have a dilutive effect on earnings per share, reduce the voting power of currently issued and outstanding shares of common stock, and have other similar dilutive effects on the currently issued and outstanding shares of common stock.

     The board of directors unanimously recommends that the stockholders vote to approve the amendment to the Articles of Incorporation to increase the number of authorized shares of common stock from 300,000,000 to 500,000,000.

                                   PROPOSAL #4
              APPROVAL OF AMENDMENT TO ARTICLES OF INCORPORATION TO AUTHORIZE THE ISSUANCE OF SHARES OF PREFERRED STOCK

     Brek Energy's Articles of Incorporation currently authorizes only one class of capital stock - shares of Brek Energy common stock. The board of directors has approved, subject to approval by Brek Energy's stockholders, an amendment to the Articles of Incorporation to create a class of preferred stock initially consisting of 50,000,000 shares, which shares may be designated and issued in one or more series with rights, preferences and privileges determined by the board of directors. Such proposed class of preferred stock is reflected in Article Three of the form of Amended and Restated Articles of Incorporation which is annexed to this proxy statement as Annex A.

     We cannot state or estimate at the present time the terms of the preferred stock we propose be authorized because the Brek Energy board does not contemplate any offering of such preferred stock in the near future, although the board will not seek further authorization by the stockholders in the event there is any issuance of such preferred stock by the board.

     The terms of the preferred stock to be authorized, including dividend rates, conversion rights, voting rights, redemption prices, maturity dates, designations, preferences, limitations, restrictions and other similar matters will be determined by the board at a later date, without the vote or approval of the stockholders. Any future issuance of the preferred stock to be authorized could, depending on the circumstances, reduce total stockholder equity, have a dilutive effect on earnings per share, reduce the voting power of currently issued and outstanding shares of Brek Energy common stock, and have other similar dilutive effects on the currently issued and outstanding shares of common stock. Such preferred stock will only be issued upon a determination by the board that a proposed issuance is in the best interests of Brek Energy and its stockholders.

     The purpose of authorizing the shares of preferred stock is to make an additional class of shares apart from the shares of common stock available for issuance should the board ever deem such an issuance to be advisable. The board believes that the availability of authorized but unissued shares of preferred stock can be of considerable value by providing an alternative form of consideration in connection with the raising of capital or the acquisition of other businesses through the issuance of securities by Brek Energy, the terms and characteristics of which can be determined by the board at the time of the actual issuance based on market conditions and to meet other circumstances existing at such time.

     The shares of preferred stock to be authorized could also be used to implement a stockholder rights plan, or issued in order to defeat a hostile takeover attempt. Any such stockholder rights plan would likely contain provisions that would allow Brek Energy's stockholders (other than an acquiring person who has not been approved by the Brek Energy board) to obtain either Brek Energy shares or shares of the acquiring person at a substantial discount from the market price of such shares. In addition, if Brek Energy were to become the target of a hostile takeover attempt, Brek Energy could try to prevent the takeover by issuing shares of preferred stock, the effect of which would be to reduce the voting power of the then issued and outstanding shares of common stock and increase the cost of the takeover. The adoption of a stockholder rights plan or the issuance of shares of preferred stock could make it more difficult for any person to obtain control of Brek Energy through a merger, tender offer, proxy contest or other means, which could potentially inhibit stockholders from realizing a higher share price for their stock than that which would be available in the public markets. However, the board believes that such measures would have the effect of (i) deterring those transactions in Brek Energy's common stock that could lead to a "creeping" takeover of Brek Energy without the payment of a control premium, (ii) encouraging prospective acquirors to negotiate with the board and (iii) maximizing stockholder value in the event of a sale of Brek Energy. The board has no knowledge of any current, threatened or contemplated attempt to take over the control of Brek Energy.

The board of directors unanimously recommends that the stockholders vote to approve the amendment to the Articles of Incorporation to authorize the issuance of 50,000,000 shares of preferred stock in one or more series.


                                   PROPOSAL #5

           APPROVAL OF ISSUANCE OF BREK'S COMMON STOCK IN EXCHANGE FOR COMMON STOCK OF GASCO OWNED, IN PART, BY A DIRECTOR OF BREK

     We have entered into agreements (which are conditioned upon obtaining stockholder approval of the same) with the holders of 7,000,000 shares of common stock of Gasco Energy, Inc. to issue 19,250,000 shares of our common stock in exchange for that Gasco common stock. Of the 7,000,000 shares of Gasco common stock that are the subject of this proposed exchange, our director Marc Bruner owns 3,000,000, and of the 19,250,000 shares of our common stock being issued, Mr. Bruner will receive 8,250,000. The 19,250,000 shares of our common stock that we propose to issue is equal to 86.5% of our total presently outstanding shares of common stock. Upon completion of the exchange, Brek will own approximately 45% of the equity of Gasco and will control approximately 53% of the voting power of Gasco. Thereafter, for so long as we maintain voting control of Gasco, Gasco's financial statements will be consolidated into ours.

     The exchange agreements were agreed to on and entered into as of January 16, 2002, on which Brek shares last traded at $0.48 and Gasco shares last traded at $1.76. The exchange ratio of 2 3/4 Brek shares for each Gasco share reflected a discount of 25% on the value of Gasco shares on that date. On April 16, 2002, the exchange ratio reflected a discount of 8.3% on the value of Gasco shares on that date.

     The exchange agreements require us to file a registration statement with the SEC to register the resale of the 19,250,000 shares of common stock that we will issue in exchange for Gasco shares within 120 days of their issuance.

     Gasco is engaged in locating and developing hydrocarbon prospects, primarily located in the Rocky Mountain region. It applies new technologies to generate and develop high-potential prospects. All of Gasco's properties are located in the continental United States.

     Our Board of Directors, with the knowledge that the transaction was in part with Mr. Bruner, one of our directors, resolved unanimously that the issuance of 19,250,000 shares of our common stock in exchange for 7,000,000 shares of Gasco common stock (of which 3,000,000 are owned by Mr. Bruner) was fair as to us.

     The board of directors unanimously recommends that the stockholders vote to approve the issuance of our common stock in exchange for common stock of Gasco, owned in part by a director of ours.

Past Contacts, Transactions, Negotiations and Agreements

     During April 2001, management of Gasco traveled to Hong Kong to meet with our management to discuss an investment in Gasco by us. Several days of meetings were held. By agreement dated July 5, 2001, we acquired a series of preferred stock of Gasco Energy, Inc. which is convertible into approximately 26% of the equity of Gasco. The holder of this preferred stock is by its terms entitled to 26% of the combined voting power of the preferred (on an as-converted basis) and the common stock, which vote together as a single class. We have converted half of this preferred stock into common stock.

     On January 16, 2002 our directors Mr. Gregory Pek and Mr. Marc Bruner met in London, England to discuss with other shareholders what would be the best future course of action for us with respect to our investment in and relationship with Gasco. They agreed that the best alternative would be for us to acquire more than 50% of the voting power of Gasco so as to be able to consolidate their financial position and results of operations in our own financial statements. The terms of an exchange of our shares for Gasco shares owned by Mr. Bruner and our other shareholders who were present or represented at that meeting were agreed to on that date, subject to the transaction being approved by our full board of directors, which it did. Accordingly, we entered into agreements with certain shareholders of Gasco (including Mr. Bruner) which provide for Brek to acquire additional 7,000,000 shares of common stock of Gasco in exchange for 19,250,000 shares of Brek common stock

                         SELECTED FINANCIAL INFORMATION
                                 OF BREK ENERGY

The following selected financial data should be read in conjunction with our audited consolidated financial statements appearing in our 2001 Annual Report on Form 10-K, which is incorporated herein by reference.

                                                                  Year ended              Year ended              Year ended
                                                           December 31, 2001       December 31, 2000       December 31, 1999
                                                           -----------------       -----------------       -----------------
Revenue
Payment processing                                             $    301,978             $     38,223             $     2,634
                                                               ------------             ------------             -----------
Operating expenses
Sales and marketing                                                 611,628                2,113,149               1,563,246
General and administrative                                        7,153,141                8,297,692               4,241,389
Systems and technology                                              836,134                1,489,056                 552,221
Charges for impairment of certain long-lived
and prepaid assets                                                3,159,505                  949,418                      --
                                                               ------------             ------------             -----------
Total expenses                                                 $ 11,760,408             $ 12,849,315             $ 6,356,856
Loss from operations                                           $(11,458,430)            $(12,811,092)            $(6,354,222)
                                                               ------------             ------------             -----------
Other income/(expenses)
Interest income                                                $    704,725             $  1,527,959             $    36,761
Interest expense                                                         --                   (2,121)               (471,424)
Loss on write down of marketable securities                        (314,339)              (1,632,353)                     --
                                                               ------------             ------------             -----------
                                                               $    390,386             $   (106,515)            $  (434,663)
                                                               ------------             ------------             -----------
Equity in loss of affiliates                                   $   (882,146)            $   (292,118)            $        --
                                                               ------------             ------------             -----------
Loss from continuing operations                                $(11,950,190)            $(13,209,725)            $(6,788,885)
                                                               ------------             ------------             -----------
Income (loss) from discontinued
operations
Net income (loss)                                              $   (236,683)            $ (4,219,736)            $        --
Gain on discontinuance (net of $Nil tax
effects)                                                          1,725,551                       --                      --
                                                               ------------             ------------             -----------
                                                               $  1,488,868             $ (4,219,736)            $        --
                                                               ------------             ------------             -----------
Loss before cumulative effect of accounting
changes                                                        $(10,461,322)            $(17,429,461)            $(6,788,885)

                                                                 Year ended               Year ended              Year ended
                                                          December 31, 2001        December 31, 2000       December 31, 1999
                                                          -----------------        -----------------       -----------------
Cumulative effect of accounting change                                  --                  (380,000)                     --
                                                               ------------             ------------             -----------
Net loss                                                       $(10,461,322)            $(17,809,461)           $ (6,788,885)
                                                               ============             ============            ============
Basic and diluted loss per share
applicable to common stockholders
Continuing operations                                          $      (0.62)            $      (0.73)           $      (0.56)
Discontinued operations                                                0.08                    (0.23)                     --
Cumulative effect of accounting
change                                                                  --                     (0.02)                     --
                                                               ------------             ------------             -----------
                                                               $      (0.54)            $      (0.98)           $      (0.56)
Weighted average shares used in computing per
share amounts                                                    19,210,037               18,064,980              12,043,662
                                                               ============             ============              ==========
Balance Sheet Data:                                                 2001                    2000                    1999
                                                               ------------             ------------             -----------
Current Assets                                                  $  2,596,852            $ 32,282,424            $ 12,159,946
Note Receivable                                                    1,865,244                      --                      --
Loan Receivable                                                      270,055                      --                      --
Property and Equipment                                               257,321                 578,866               1,046,237
Total Assets                                                      23,497,378              35,969,172              13,206,183
Deferred Rent                                                             --                      --                  62,017
Obligation under capital lease
(including current installments)                                          --                      --                   3,788
Total Liabilities                                                    271,379                 509,373               1,263,936
Stockholders Equity                                               23,225,999              35,459,799              11,942,247

                         SELECTED FINANCIAL INFORMATION
                              OF GASCO ENERGY, INC.

The following selected financial data should be read in conjunction with Gasco's audited consolidated financial statements appearing in its 2001 Annual Report on Form 10-K, which is incorporated herein by reference. All information for periods prior to March 30, 2001 represents the historical information of Pannonian Energy, Inc. because that corporation was considered the acquiring entity for accounting purposes in its merger with Gasco on that date.


                                                  As of and for the Year Ended December 31,
                                                  -----------------------------------------
                                           2001              2000              1999            1998
                                      ------------       -----------       -----------       -------
Summary of Operations
Revenue                               $     36,850                --                --            --
General & administrative expense         4,331,825       $   951,734       $   738,153       $ 6,000
Net loss                                (4,129,459)         (843,261)         (736,834)       (6,000)
Net loss per share                           (0.63)            (0.06)             (.06)           --

Balance Sheet
Working capital (deficit)             $ 11,860,584       $  (420,370)      $   (65,798)      $(6,000)
Cash                                    12,296,585           881,041           163,490            --
Oil and gas properties                   9,152,740         1,991,290         2,484,919            --
Total assets                            21,658,525         3,007,259         2,688,826            --
Stockholders' equity                    21,065,425         1,578,905         2,422,166        (6,000)

                         PRO FORMA FINANCIAL INFORMATION

     The unaudited pro forma consolidated financial information set forth below is based upon the historical consolidated financial statements of Brek adjusted to give effect to the acquisition of a 45% equity interest (53% voting right) in Gasco as if the acquisition had occurred on January 1, 2001. This pro forma financial information should be read in conjunction with the consolidated financial statements of BREK and the related notes thereto included in Brek's 2001 Annual Report on Form 10-K incorporated by reference in this proxy statement and the financial statements of GASCO and the related notes thereto included in Gasco's 2001 Annual Report on Form 10-K incorporated by reference in this proxy statement.


                          Unaudited pro forma condensed
                           consolidated balance sheets
                              at December 31, 2001
                      (Expressed in United States Dollars)

                                                        Historical            Historical            Total                Pro Forma
                                                           Brek                  Gasco            Adjustment            Consolidated
                                                           ----                  -----            ----------            ------------
Assets
Current assets
Cash and cash equivalents                              $2,088,484             $12,296,585         $                     $14,385,069
Accounts receivable and other receivables                  32,184                 157,099                                   189,283
Marketable securities                                      53,309                                                            53,309
Prepaid expenses and deposits                             422,875                                                           422,875
                                                      -----------------------------------------------------------------------------
Total current assets                                    2,596,852              12,453,684                                15,050,536
Note receivable                                         1,865,244                                                         1,865,244
Loan receivable                                           270,055                                                           270,055
Oil and gas properties, at cost                                                 9,152,740          18,760,559(2)         27,913,299
Property and equipment, net                               257,321                  52,101                                   309,422
Equity in affiliate                                    18,507,906                                 (18,507,906)(1,2,3)            --
                                                      -----------------------------------------------------------------------------
Total assets                                          $23,497,378             $21,658,525         $   252,653           $45,408,556
                                                      =============================================================================
Liabilities and stockholders' equity
Current liabilities
Accounts payable and accrued liabilities                 $271,379              $ 593,100                                   $864,479
                                                      -----------------------------------------------------------------------------
Total current liabilities                                 271,379                 593,100                                   864,479
Minority interest                                                                                   9,314,782(2,4)        9,314,782
Stockholders' equity
Preferred stock, $0.001 par value
Authorized 5,000,000 shares
Issued and outstanding 1,000 shares                                                     1                    (1)(2)
Common stock, $0.001 par value
Authorized 200,000,000; 100,000,000 shares
Issued and outstanding 38,460,037; 27,252,500 shares       19,211                   2,725              16,525(1,2)           38,461
Additional paid-in capital                             58,266,456              38,569,923         (29,349,173)(1,2)      67,487,206
Deferred compensation                                                            (261,375)            261,375(2)                 --
Deficit accumulated during the development stage      (35,059,668)            (17,115,554)         19,878,850(2,3,4)    (32,296,372)
Less: Cost of Treasury stock of 73,700 common shares           --                (130,295)            130,295(2)                 --
                                                      -----------------------------------------------------------------------------
Total stockholders' equity                             23,225,999              21,065,425          (9,062,129)           35,229,295
                                                      -----------------------------------------------------------------------------
Total liabilities and stockholders' equity            $23,497,378             $21,658,525         $  $252,653           $45,408,556
                                                      =============================================================================

                   Unaudited pro forma condensed consolidated
                   statement of operations for the year ended
                                December 31, 2001
                      (Expressed in United States Dollars)

                                                                                   Historical         Total
                                                               Historical Brek       Gasco         Adjustment          Consolidated
                                                               ---------------     ----------      ----------          ------------

Revenue
Payment processing                                              $    301,978       $         --           $            $    301,978
Oil and gas                                                               --             36,850                              36,850
                                                                -------------------------------------------------      ------------
                                                                     301,978             36,850                             338,828
                                                                -------------------------------------------------      ------------
Operating expenses
Sales and marketing                                                  611,628                                                611,628
General and administrative                                         7,153,141          4,331,825                --        11,484,966
Systems and technology                                               836,134                                                836,134
Lease operating                                                                          12,679                              12,679
Charges for impairment of
 certain long-lived and prepaid assets                             3,159,505                                              3,159,505
                                                                -------------------------------------------------      ------------
Total operating expenses                                          11,760,408          4,344,504                          16,104,912
                                                                -------------------------------------------------      ------------
Loss from operations                                             (11,458,430)        (4,307,654)                        (15,766,084)
                                                                -------------------------------------------------      ------------
Other income (expenses)
Interest income                                                      704,725            193,352            (8,217)(6)       889,860
interest expense                                                          --            (67,363)            8,217 (6)       (59,146)
Other                                                                                    52,206                              52,206
Loss on write down of marketable securities                         (314,339)                                              (314,339)
                                                                -------------------------------------------------      ------------
Total other income (expenses)                                        390,386            178,195                --           568,581
                                                                -------------------------------------------------      ------------
Equity in loss of affiliate                                         (882,146)                --         492,09(3)          (390,052)
                                                                -------------------------------------------------      ------------
Loss from continuing operations                                  (11,950,190)        (4,129,459)          492,094       (15,587,555)
                                                                -------------------------------------------------      ------------
Income (loss) from discontinued operations
Net loss                                                            (236,683)                --                            (236,683)
Gain on discontinuance (net of $Nil tax effect)                    1,725,551                 --                           1,725,551
                                                                -------------------------------------------------      ------------
Total income (loss) from discontinued operations                   1,488,868                 --                --         1,488,868
                                                                -------------------------------------------------      ------------
Loss before minority interest                                    (10,461,322)        (4,129,459)          492,094       (14,098,687)
Minority interest                                                         --                 --       2,271,20(4)         2,271,202
                                                                -------------------------------------------------      ------------
Net loss                                                        $(10,461,322)      $ (4,129,459)      $ 2,763,296      $(11,827,485)
                                                                =================================================      ============
Preferred stock deemed distribution                                       --        (11,400,000)       11,400,000(5)             --
Net loss attributable to common shareholders                    $(10,461,322)      $(15,529,459)      $14,163,296      $(11,827,485)
                                                                =================================================      ============
Basic and diluted loss per share
applicable to common shareholders
Continuing operations                                                  (0.62)             (0.63)                              (0.41)
Discontinued operations                                                 0.08                 --                                0.04
Cumulative effect of accounting changes                                   --                 --                                  --
                                                                -------------------------------------------------      ------------
                                                                       (0.54)             (0.63)                              (0.37)
                                                                =================================================      ============
Weighted average shares used in
computing per share amounts                                       19,210,037         24,835,144                          38,460,037
                                                                =================================================      ============

Notes to unaudited pro forma condensed consolidated financial data (Expressed in United States Dollars)

1.   Basis of Preparation

     The unaudited pro forma condensed consolidated financial statements (the "pro forma financial statements") are based upon the historical consolidated financial statements of Brek Energy Corporation (formerly First Ecom.com, Inc.) and subsidiaries ("BREK") as adjusted to give effect to the acquisition of 45% equity interest (53% voting right) in Gasco Energy, Inc. ("GASCO") as if the transactions had occurred on January 1, 2001.

     The historical consolidated financial statements of BREK include a 26% voting and equity interest in GASCO which was acquired in July 2001 in the form of 1000 GASCO preferred shares, each preferred share being convertible into 9,500 GASCO common shares. In January 2002 BREK entered into agreements with existing GASCO shareholders to acquire 7 million GASCO common shares in exchange for 19,250,000 Brek common shares (the "Share Exchange") and in March 2002 BREK exercised the right to convert on half of its preferred shares into GASCO common shares while retaining the full 26% voting rights for the remaining preferred shares. These transactions have the combined effect of giving BREK a 53% voting interest and 45% equity interest in GASCO. The Share Exchange is subject to the approval of Brek shareholders.

     The pro forma financial statements are presented for illustrative purposes only and are not necessarily indicative of the operating results or financial position that might have been achieved had the transactions occurred as of an earlier date, and they are not necessarily indicative of future operating results or financial position. These pro forma amounts do not, therefore, project our financial position or results of operations for any future date or period.

     These pro forma financial statements should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Result of Operations and the consolidated financial statements of BREK and the related notes thereto included in BREK'S annual report for the year ended December 31, 2001 filed on Form 10-K, and the financial statements of GASCO and the related notes thereto included in GASCO's annual report for the year ended December 31, 2001 filed on Form 10-K.

2.   Pro Forma Adjustments

     (1) To record the acquisition of 7,000,000 common shares of GASCO from existing GASCO shareholders through the issuance of 19,250,000 common shares of BREK at $0.48 per share

     (2) To record the consolidation adjustments of BREK and GASCO by elimination of BREK investment in GASCO and recording excess value of $18,760,559 in oil and gas properties

     (3)  To record the elimination of equity in loss of GASCO

     (4)  To record the minority interest in GASCO

     (5)  To record the reversal of preferred stock deemed distribution of GASCO

     (6) To eliminate loan interest income and loan interest expense between BREK and GASCO

                                  OTHER MATTERS

     The board of directors knows of no business other than the matters set forth in this proxy statement which will be presented at the meeting. Inasmuch as matters not known at this time may come before the meeting, the enclosed proxy confers discretionary authority with respect to such matters as may properly come before the meeting and it is the intention of the persons named in the proxy to vote in accordance with their judgment on such matters.

                       STOCKHOLDER PROPOSALS FOR NEXT YEAR

     Any stockholder proposal for the annual meeting to be held in 2003 must be sent to the Secretary at Brek Energy's principal executive office. The deadline for receipt of a proposal to be considered for inclusion in the proxy statement is August 10, 2002. The deadline for notice of a proposal for which a shareholder will conduct his or her own solicitation is October 24, 2002.

                               DISSENTERS' RIGHTS

     Stockholders of Brek Energy will have no dissenters' or appraisal rights with respect to any of the proposals to be voted upon at the annual meeting.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires that our directors, executive officers and greater-than-ten-percent beneficial owners file reports of their ownership and changes in ownership of Brek Energy stock on Forms 3, 4 and 5 with the Securities and Exchange Commission. To our knowledge, based solely on a review of copies of reports furnished to us and certain written representations, during the fiscal year ended December 31, 2001 all
Section 16(a) filing requirements applicable to our directors, executive officers and greater-than-ten-percent beneficial owners were complied with.

                             ADDITIONAL INFORMATION

     All information contained in this proxy statement relating to the occupations, affiliations and securities holdings of directors and officers of Brek Energy and their relationship and transactions with Brek Energy is based upon information received from the individual directors and officers. All information relating to any beneficial owner of more than five percent of Brek Energy's common stock is based upon information contained in reports filed by such owner with the Securities and Exchange Commission.

                           INCORPORATION BY REFERENCE

     The annual report of Brek Energy on Form 10-K for the year ended December 31, 2001, which includes financial statements and accompanies this proxy statement, is being mailed to stockholders together with this proxy statement, and is hereby incorporated in this proxy statement by reference.

     The annual report of Gasco on Form 10-K for the year ended December 31, 2001, which includes financial statements and accompanies this proxy statement, is being mailed to stockholders together with this proxy statement, and is hereby incorporated in this proxy statement by reference.

     A copy of the exhibits to the annual reports will be furnished to any stockholder upon written request and payment of a nominal fee.

                          Brek Energy Corporation Proxy

               solicited by the board of directors for the annual
                 meeting of stockholders to be held June 5, 2002

     The undersigned hereby constitutes, appoints, and authorizes Gregory Pek and Ian Robinson, and each of them acting individually, as the true and lawful attorney and proxy of the undersigned, with full power of substitution and appointment, for and in the name, place and stead of the undersigned to act for and vote as designated below, all of the undersigned's shares of the common stock of Brek Energy Corporation, a Nevada corporation, at the annual meeting of the stockholders to be held June 5, 2002, at Pacific Place Conference Centre, Fuji Room, 88 Queensway, Hong Kong, SAR at 10:00 a.m. Hong Kong time, and at any and all adjournments thereof, with respect to the matters set forth below and described in the Notice of Annual Meeting dated May 5, 2002, receipt of which is hereby acknowledged.

1.   Election of Directors                      For All         Withold from all
                                                  [ ]                 [ ]

          For all nominees except:

2.   Ratification of Independent Auditors       For      Against      Abstain
                                                [ ]       [ ]           [ ]



3.   Increase Authorized Common Stock           For      Against      Abstain
                                                [ ]       [ ]           [ ]

4.   Authorize Preferred Stock                  For      Against      Abstain
                                                [ ]       [ ]           [ ]

5.   Approval of Exchange of BREK Shares        For      Against      Abstain
     for Common Shares of GASCO                 [ ]       [ ]           [ ]

     The proxy is authorized to vote upon any other business as may properly come before the annual meeting or any adjournment thereof.

     The undersigned hereby revokes any proxies as to said shares heretofore given by the undersigned, and ratifies and confirms all that said attorney and proxy may lawfully do by virtue hereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted "for" proposals 1, 2, 3, 4 and 5. This proxy confers discretionary authority in respect of matters not known or determined at the time of the mailing of the notice of the annual meeting of stockholders to the undersigned.

DATED: ______________________, 2002       NUMBER OF SHARES _________

Signature(s) of Stockholder(s)
--------------------------------------------------------------------------------

Signature(s) of Stockholder(s)

Signature(s) should agree with the name(s) shown hereon. Executors, administrators, trustees, guardians and attorneys should indicate their capacity when signing. Attorneys should submit powers of attorney. When shares are held by joint-tenants, both should sign. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

           This proxy is solicited on behalf of the board of directors of Brek Energy Corporation

                        Please sign and return this proxy
                      using the enclosed pre-paid envelope.

                   The giving of a proxy will not affect your
               right to vote in person if you attend the meeting.

                                                                         ANNEX A

                                     FORM OF

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                       OF

                             BREK ENERGY CORPORATION

        The undersigned hereby adopts the following Restated Articles of
                                 Incorporation:

                               ARTICLE ONE [NAME].

             The name of the corporation is: BREK ENERGY COPORATION


                             ARTICLE TWO [PURPOSES].

     The purposes for which the corporation is organized are to engage in any activity or business not in conflict with the laws of the State of Nevada or of the United States of America, and without limiting the generality of the foregoing, specifically:

          (A) [OMNIBUS]. To have to exercise all the powers now or hereafter conferred by the laws of the State of Nevada upon corporations organized pursuant to the laws under which the corporation is organized and any and all acts amendatory thereof and supplemental thereto.

          (B) [CARRYING ON BUSINESS OUTSIDE STATE]. To conduct and carry on its business or any branch thereof in any state or territory of the United States or in any foreign country in conformity with the laws of such state, territory, or foreign country, and to have and maintain in any state, territory, or foreign country a business office, plant, store or other facility.

          (C) [PURPOSES TO BE CONSTRUED AS POWERS]. The purpose specified herein shall be construed both as purposes and powers and shall be in no way limited or restricted by reference to, or inference from, the terms of any other clause in this or any other article, but the purposes and powers specified in each of the clauses herein shall be regarded as independent purposes and powers, and the enumeration of specific purposes and powers shall not be construed to limit or restrict in any manner the meaning of general terms or the general powers of the corporation; nor shall the expression of one thing be deemed to exclude another, although it be of like nature not expressed.

                         ARTICLE THREE [CAPITAL STOCK].

     The corporation shall have authority to issue an aggregate of FIVE Hundred Million (500,000,000) shares of common stock, PAR VALUE ONE MILL ($0.001) per share (the "Common Stock"), and FIFTY Million (50,000,000) shares of preferred stock (the "Preferred Stock", and together with the Common Stock, the "Capital Stock")). Authority is hereby vested in the board of directors to prescribe the classes, series and the number of each class or series of stock and the voting powers, designations, preferences, limitations and restrictions and relative rights of each class or series of stock. The board shall establish all such designations by resolution and shall file a certificate of designation with the Nevada secretary of state setting forth the resolution before the issuance of any shares of the class or series.

     The holders of shares of Capital Stock of the corporation shall not be entitled to pre-emptive or preferential rights to subscribe to any unissued stock or any other securities which the corporation may now or hereafter be authorized to issue.

     The corporation's Capital Stock may be issued and sold from time to time for such consideration as may be fixed by the Board of Directors, provided that the consideration so fixed is not less than par value.

     The stockholders shall not possess cumulative voting rights at all shareholders meetings called for the purpose of electing a Board of Directors.


                            ARTICLE FOUR [DIRECTORS].

     The affairs of the corporation shall be governed by a Board of Directors of no more than eight (8) nor less than one (1) person.


                       ARTICLE FIVE [ASSESSMENT OF STOCK]

     The capital stock of the corporation, after the amount of the subscription price or par value has been paid in, shall not be subject to pay debts of the corporation, and no paid up stock and no stock issued as fully paid up shall ever be assessable or assessed.


                       ARTICLE SIX [PERIOD OF EXISTENCE].

     The period of existence of the corporation shall be perpetual.

                            ARTICLE SEVEN [BY-LAWS].

     The initial By-laws of the corporation shall be adopted by its Board of Directors. The power to alter, amend, or repeal the By-laws, or to adopt new By-laws, shall be vested in the Board of Directors, except as otherwise may be specifically provided in the By-laws.


                     ARTICLE EIGHT [STOCKHOLDERS' MEETINGS].

     Meetings of stockholders shall be held at such place within or without the State of Nevada as may be provided by the By-laws of the corporation. Special meetings of the stockholders may be called by the President or any other executive officer of the corporation, the Board of Directors, or any member thereof, or by the record holder or holders of at least ten percent (10%) of all shares entitled to vote at the meeting. Any action otherwise required to be taken at a meeting of the stockholders, except election of directors, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by stockholders having at least a majority of the voting power.


                    ARTICLE NINE [CONTRACTS OF CORPORATION].

     No contract or other transaction between the corporation and any other corporation, whether or not a majority of the shares of the capital stock of such other corporation is owned by this corporation, and no act of this corporation shall in any way be affected or invalidated by the fact that any of the directors of this corporation are pecuniarily or otherwise interested in, or are directors or officers of such other corporation. Any director of this corporation, individually, or any firm of which such director may be a member, may be a party to, or may be pecuniarily or otherwise interested in any contract or transaction of the corporation; provided, however, that the fact that he or such firm is so interested shall be disclosed or shall have been known to the Board of Directors of this corporation, or a majority thereof; and any director of this corporation who is also a director or officer of such other corporation, or who is so interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of this corporation that shall authorize such contract or transaction, and may vote thereat to authorize such contract or transaction, with like force and effect as if he were not such director or officer of such other corporation or not so interested.

               ARTICLE TEN [LIABILITY OF DIRECTORS AND OFFICERS].

     No director or officer shall have any personal liability to the corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, except that this Article Ten shall not eliminate or limit the liability of a director or officer for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of the Nevada Revised Statutes.

     IN WITNESS WHEREOF, the undersigned, has executed these Amended and Restated Articles of Incorporation this __ day of _________, 2002.


--------------------------------------------------------------------------------

                                                    Name:
                                                    Title: